UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 3, 2006
STEWART ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

LOUISIANA	1-15449	72-0693290
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
1333 South Clearview Parkway
Jefferson, Louisiana 70121
(Address of principal executive offices) (Zip Code)
(504) 729-1400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     Nasdaq notified Stewart Enterprises, Inc. (the “Company”) on February 3, 2006 that the Company’s failure to file its Form 10-K for the fiscal year ended October 31, 2005 by February 1, 2006 was a violation of the continued listing requirements of Nasdaq Marketplace Rule 4310(c)(14). In its decision rendered on December 12, 2005, the Nasdaq Listing Qualifications Panel granted the Company an extension of time in which to file this report until February 15, 2006. Nasdaq has advised the Company that the notification was required by Nasdaq’s rules notwithstanding the prior extension of time, and that the extension is not affected by the notice. The Company was obligated to issue a press release under Nasdaq’s rules, even though the release does not change the Company’s previous disclosure. A copy of the press release is filed as an exhibit hereto.
Item 9.01 Financial Statements and Exhibits
(c)	Exhibits

Exhibit
Number	Description

99.1	Press release by Stewart Enterprises, Inc. dated February 3, 2006, announcing that the Company received a notice from Nasdaq regarding its Form 10-K for the fiscal year ended October 31, 2005

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEWART ENTERPRISES, INC.

February 3, 2006	/s/ Michael G. Hymel

Michael G. Hymel
Vice President
Corporate Controller
Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release by Stewart Enterprises, Inc. dated February 3, 2006, announcing that the Company received a notice from Nasdaq regarding its Form 10-K for the fiscal year ended October 31, 2005